SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2006

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 30, 2006, the Board of Directors of Saratoga Resources, Inc. (the “Company”) adopted the Saratoga Resources, Inc. 2006 Stock Option Plan (the “Option Plan”) and the Saratoga Resources, Inc. 2006 Employee and Consultant Stock Plan (the “Stock Plan”).

Pursuant to the Option Plan, 1,200,000 shares of common stock are reserved for issuance upon the exercise of incentive stock options and nonqualified stock options granted from time to time under the Option Plan to attract and provide incentive to employees, consultants and directors to render services and exert maximum effort for the business success of the Company.  The Option Plan is, and options granted thereunder are, subject to approval of the Option Plan by the Company’s stockholders within twelve months of adoption of the same by the Board of Directors.

Pursuant to the Stock Plan, 1,200,000 shares of common stock are reserved for issuance to employees and consultants as compensation for past or future services or the attainment of goals.

Both the Option Plan and the Stock Plan are administered by the Board of Directors subject to the right of the Board of Directors to appoint a committee of the Board of Directors to administer the same.

The foregoing is qualified in its entirety by reference to the Option Plan and the Stock Plan, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

10.1

Saratoga Resources, Inc. 2006 Stock Option Plan.

10.2

Saratoga Resources, Inc. 2006 Employee and Consultant Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  February 3, 2006

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

President

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